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                                                                      EXHIBIT 21

                   HUNTSMAN PACKAGING CORPORATION SUBSIDIARIES
                    STATES OF INCORPORATION AND QUALIFICATION



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
COMPANY NAME & STATE/                                            STATE/COUNTRY
COUNTRY OF INCORPORATION                                        QUALIFICATIONS
------------------------                                        --------------
Huntsman Bulk Packaging Corporation (Utah) .................................Utah

Huntsman Film Products of Canada Ltd. (Ontario) .........................Ontario

Huntsman Film Products of Mexico, Inc. (Utah) ..............................Utah

Huntsman Container Corporation International (Utah) ........................Utah

Huntsman Packaging Georgia, Inc. (Georgia) ..............................Georgia

Huntsman Preparatory, Inc. (Utah) ..........................................Utah

Huntsman Film Products GmbH (Germany) ...................................Germany

Huntsman Film Products Pty. Ltd. (Australia) ..........................Australia

HPC Investment, Inc. (Utah) ................................................Utah

Huntsman Packaging of Canada, LLC (Utah) .......................British Columbia
                                                                            Utah

Huntsman Edison Films Corporation (Delaware) ...........................Delaware
                                                                         Georgia
                                                                        Oklahoma
                                                                        Virginia

Aspen Industrial, S.A. DE C.V. (Mexico) ..................................Mexico

Edison Exports, Inc. FSC Limited (Jamaica) ..............................Jamaica

Edison Plastics International, Inc. (Delaware) .........................Delaware

Nacional de Envases Plasticos, S.A. DE C.V. (Mexico) .....................Mexico

Mexicana de Tintas, S.A. (Mexico) ........................................Mexico

Plastihul, S.A. de C.V. (Mexico) .........................................Mexico
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